Exhibit 99.2

Supplemental Operating and Financial Data

For the Quarter Ended
June 30, 2010

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Corporate Data

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Forward-Looking Statements

This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management.  Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control.  Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.  These factors include, without limitation: risks associated with management’s focus on asset dispositions, loan defaults, cash generation and general strategic matters; risks associated with the timing and consequences of loan defaults and related asset dispositions; risks associated with contingent guarantees by our Operating Partnership; risks associated with our liquidity situation; risks associated with the negative impact of the current credit crisis and economic slowdown; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; risks associated with our ability to dispose of properties, if and when we decide to do so, at prices or terms set by or acceptable to us; risks associated with increases in interest rates, volatility in the securities markets and contraction in the credit markets affecting our ability to extend or refinance existing loans as they come due; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; risks associated with our potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with our dependence on key personnel whose continued service is not guaranteed.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K/A filed on April 30, 2010 with the Securities and Exchange Commission.  We do not update forward-looking statements and disclaim any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Quarterly Highlights

MPG Office Trust, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market.  We are a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing.

As of June 30, 2010, our office portfolio (including Properties in Default) was comprised of whole or partial interests in 27 properties totaling approximately 16 million net rentable square feet, one 350-room hotel with 266,000 square feet, and on- and off-site structured parking plus surface parking totaling approximately 10 million square feet, which accommodates approximately 33,000 vehicles.  We have one recently completed development project that totals approximately 188,000 square feet of office space.  We also own undeveloped land that we believe can support up to approximately 5 million square feet of office and mixed-use development and approximately 5 million square feet of structured parking, excluding development sites that are encumbered by the mortgage loans on our 2600 Michelson and Pacific Arts Plaza properties, which are in default.

As used in the “Consolidated Financial Results” section of this Supplemental Operating and Financial Data package, the term “Properties in Default” refers to our Stadium Towers Plaza, Park Place II, 2600 Michelson, Pacific Arts Plaza, 550 South Hope and 500 Orange Tower properties, whose mortgage loans were in default as of June 30, 2010.  As used in the “Portfolio Data” section of this Supplemental Operating and Financial Data package, the term “Properties in Default” includes the properties previously mentioned, along with Quintana Campus (a joint venture property in which we have a 20% interest), whose mortgage loan is also in default as of June 30, 2010.

This Supplemental Operating and Financial Data package should be read in conjunction with our consolidated financial statements for the year ended December 31, 2009 in our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission (SEC) on April 30, 2010.  For more information on MPG Office Trust, visit our website at www.mpgoffice.com.

Asset Dispositions:	Debt:

In May 2010, we completed a deed-in-lieu of foreclosure with the lender to dispose of 17885 Von Karman located in Irvine, California.  Prior to the deed-in-lieu of foreclosure, we made a $1.9 million paydown on the construction loan and funded an additional $1.1 million to facilitate the disposition of this property.  As a result of the deed-in-lieu of foreclosure, we were relieved of the obligation to pay the remaining $24.5 million balance due on the construction loan.  Our Operating Partnership has no further obligation with respect to the construction loan.

On May 1, 2010, we extended our $109.0 million mortgage loan secured by Brea Corporate Place and Brea Financial Commons.  This loan is now scheduled to mature on May 1, 2011.  We have a one-year extension remaining on this loan.  No cash paydown was made to extend this loan, and the loan terms remain unchanged.  On May 14, 2010, the lender released our Operating Partnership from its debt service guaranty after the property achieved the required debt service coverage ratio for two consecutive quarters.

In June 2010, we disposed of Mission City Corporate Center located in San Diego, California. The $52.0 million mortgage loan related to this property was assumed by the buyer upon disposition.
On May 6, 2010, we made a principal payment of $9.7 million on the 207 Goode construction loan.  In exchange for this payment, the lender agreed to substantially eliminate our Operating Partnership’s principal repayment guaranty and extend the maturity date of the loan.  This loan matured on August 1, 2010.  See “Subsequent Events.”

Leasing Activities:

During the second quarter, new leases and renewals were executed for approximately 0.3 million square feet (including our pro rata share of our joint venture properties).  Cash rent on new leases completed during the quarter decreased 38.4% in our Effective Portfolio, compared to cash rents on those spaces immediately prior to their expiration, and GAAP rent decreased 39.7% compared to prior GAAP rents.  Leases totaling approximately 0.5 million square feet expired during the second quarter (including our pro rata share of our joint venture properties).

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Quarterly Highlights (continued)

Subsequent Events:

On July 9, 2010, we facilitated the conveyance of Park Place II located in Irvine, California to a third party in cooperation with the special servicer on the mortgage loan.  As a result of the disposition, we were relieved of the obligation to pay the $98.3 million principal balance of the loan as well as accrued contractual and default interest.  The assets and liabilities of Park Place II will be removed from our consolidated balance sheet in the third quarter of 2010.

On August 1, 2010, our 207 Goode construction loan matured. We are currently working cooperatively with the lender to dispose of this asset. We will continue to manage the property for a period of up to 90 days until the property is either sold or a receiver is appointed. We are not obligated to make debt service payments to the lender or fund property operating costs subsequent to August 1, 2010. Management expects that this loan will be settled without any additional cash payment.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Investor Information

355 South Grand Avenue, Suite 3300
Los Angeles, CA 90071
Tel. (213) 626-3300
Fax (213) 687-4758

Senior Management
Nelson C. Rising	President and Chief Executive Officer	Jonathan L. Abrams	Senior Vice President, General Counsel and Secretary
Shant Koumriqian	Executive Vice President, Chief Financial Officer	Travis F. Addison	Senior Vice President, Asset Management
Peggy M. Moretti	Executive Vice President, Investor and Public Relations	Robert P. Goodwin	Senior Vice President, Construction and Development
	& Chief Administrative Officer	Peter K. Johnston	Senior Vice President, Leasing
Robert J. White	Executive Vice President	Christopher C. Rising	Senior Vice President, Asset Transactions

Corporate
Investor Relations Contact: Peggy M. Moretti at (213) 613-4558
Please visit our corporate website at: www.mpgoffice.com

Transfer Agent	Timing
American Stock Transfer & Trust Company	Quarterly results for 2010 will be announced according to the following schedule:
59 Maiden Lane
New York, NY 10038	Third Quarter	November 2010
(866) 668-6550	Fourth Quarter	March 2011
www.amstock.com

Equity Research Coverage
Credit Suisse	Andrew Rosivach	(415) 249-7942
Deutsche Bank Securities, Inc.	Vincent Chao	(212) 250-6799
Goldman Sachs & Co.	Jay Haberman	(917) 343-4260
Green Street Advisors	Michael Knott	(949) 640-8780
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
Raymond James Associates	Paul Puryear	(727) 567-2253
RBC Capital Markets	Dave Rodgers	(440) 715-2647
Robert W. Baird & Company	David Aubuchon	(314) 863-4235
Stifel, Nicolaus & Co., Inc.	John Guinee	(443) 224-1307

MPG Office Trust, Inc. is currently followed by the sell-side analysts listed above, with the exception of Green Street Advisors, which is an independent research firm.  This list may not be complete and is subject to change as firms add or delete coverage of our company.  Please note that any opinions, estimates or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of MPG Office Trust, Inc. or its management.  We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.  Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.  Various of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Common Stock Data

Our common stock is traded on the New York Stock Exchange under the symbol MPG.  Selected information about our common stock for the past five quarters (based on NYSE prices) is as follows:

	2010		2009
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
High price	$4.60	$3.98	$3.24	$3.09	$2.05

Low price	$2.38	$1.41	$1.20	$0.51	$0.66

Closing price	$2.93	$3.08	$1.51	$2.10	$0.85

Dividends per share - annualized	(1)	(1)	(1)	(1)	(1)

Closing dividend yield - annualized	(1)	(1)	(1)	(1)	(1)

Closing common shares and Operating Partnership units outstanding (in thousands)	54,686	54,692	54,639	54,620	54,642

Closing market value of common shares and Operating Partnership units outstanding (in thousands)	$160,229	$168,451	$82,505	$114,702	$46,446

Dividend Information:

Common Stock

Dividend amount per share	(1)	(1)	(1)	(1)	(1)

Series A Preferred Stock

Dividend amount per share	(2)	(2)	(2)	(2)	(2)

(1)
The Board of Directors did not declare a dividend on our common stock for the quarters ended June 30 and March 31, 2010 and December 31, September 30 and June 30, 2009.  There can be no assurance that we will make distributions on our common stock at historical levels or at all.

(2)
The Board of Directors did not declare a dividend on our Series A Preferred Stock during the three months ended July 31, April 30 and January 31, 2010 and October 31 and July 31, 2009.  Dividends on our Series A Preferred Stock are cumulative, and therefore, will continue to accrue at anannual rate of $1.9064 per share.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Consolidated Financial Results

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Financial Highlights
(unaudited and in thousands, except share, per share, percentage and ratio amounts)

	For the Three Months Ended
	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009
Income Items:
Revenue (1)	$107,692	$111,521	$113,481	$113,236	$114,427
Straight line rent	739	2,128	2,341	1,634	2,119
Fair value lease revenue (2)	3,820	4,265	3,934	3,983	5,177
Lease termination fees	–	18	120	4	1,021
Office property operating margin (3)	64.2%	65.5%	63.1%	63.6%	63.1%

Net (loss) income available to common stockholders	$(53,521)	$18,580	$(299,052)	$(46,829)	$(380,450)
Net (loss) income available to common stockholders - basic and diluted	(1.10)	0.38	(6.17)	(0.97)	(7.95)

Funds from operations (FFO) available to common stockholders (4)	$(25,215)	$35,552	$(265,377)	$(11,699)	$(339,712)
FFO per share - basic (4)	(0.52)	0.73	(5.48)	(0.24)	(7.10)
FFO per share - diluted (4)	(0.52)	0.72	(5.48)	(0.24)	(7.10)
FFO per share before specified items - basic (4)	(0.01)	0.05	0.03	0.06	0.08
FFO per share before specified items - diluted (4)	(0.01)	0.05	0.03	0.06	0.08

Ratios:
Interest coverage ratio (5)	0.78	2.20	(3.43)	0.95	(4.66)
Interest coverage ratio before specified items (6)	1.08	1.13	1.11	1.13	1.14
Fixed-charge coverage ratio (7)	0.71	2.00	(3.13)	0.87	(4.29)
Fixed-charge coverage ratio before specified items (8)	0.98	1.02	1.01	1.04	1.05

Capitalization:
Common stock price @ quarter end	$2.93	$3.08	$1.51	$2.10	$0.85

Total consolidated debt	$3,992,724	$4,035,451	$4,248,975	$4,421,913	$4,600,771
Preferred stock liquidation preference	250,000	250,000	250,000	250,000	250,000
Common equity value @ quarter end (9)	160,229	168,451	82,505	114,702	46,446
Total consolidated market capitalization	$4,402,953	$4,453,902	$4,581,480	$4,786,615	$4,897,217

Company share of MMO joint venture debt	160,510	160,663	160,822	160,975	161,123
Total combined market capitalization	$4,563,463	$4,614,565	$4,742,302	$4,947,590	$5,058,340

Total consolidated debt / total consolidated market capitalization	90.7%	90.6%	92.7%	92.4%	93.9%
Total combined debt / total combined market capitalization	91.0%	90.9%	93.0%	92.6%	94.1%
Total consolidated debt plus liquidation preference / total consolidated market capitalization	96.4%	96.2%	98.2%	97.6%	99.1%
Total combined debt plus liquidation preference / total combined market capitalization	96.5%	96.3%	98.3%	97.7%	99.1%

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Financial Highlights (continued)

(1)
Excludes revenue from discontinued operations of approximately $1 million, $5 million, $12 million, $16 million and $23 million for the three months ended June 30 and March 31, 2010 and December 31, September 30 and June 30, 2009, respectively.

(2)	Represents the net adjustment for above- and below-market leases, which are being amortized over the remaining term of the respective leases from the date of acquisition.
(3)
Calculated as follows: (rental, tenant reimbursement and parking revenues - rental property operating and maintenance, real estate taxes and parking expenses) / (rental, tenant reimbursement and parking revenues).  Lease termination fees are reported as part of interest and other revenue in the consolidated statements of operations.

(4)	For a definition and discussion of FFO, see page 47. For a quantitative reconciliation of the differences between FFO and net (loss) income, see page 15.
(5)
Calculated as earnings before interest, taxes and depreciation and amortization and preferred dividends, or EBITDA, of $46,041, $134,085, $(220,531), $62,637 and $(317,416), respectively, divided by cash paid for interest of $58,900, $60,894, $64,351, $66,005 and $68,159, respectively.  Cash paid for interest excludes default interest accrued totaling $10.5 million, $10.4 million, $9.3 million and $4.6 million related to Properties in Default for the three months ended June 30 and March 31, 2010 and December 31 and September 30, 2009 respectively.  For a discussion of EBITDA, see page 49.  For a quantitative reconciliation of the differences between EBITDA and net (loss) income, see page 18.

(6)
Calculated as Adjusted EBITDA of $63,594, $68,752, $71,481, $74,557 and $77,684, respectively, divided by cash paid for interest of $58,900, $60,894, $64,351, $66,005 and $68,159, respectively.  For a discussion of Adjusted EBITDA, see page 49.

(7)	Calculated as EBITDA of $46,041, $134,085, $(220,531), $62,637, and $(317,416), respectively, divided by fixed charges of $65,042, $67,128, $70,562, $71,989 and $74,033, respectively.
(8)	Calculated as Adjusted EBITDA of $63,594, $68,752, $71,481, $74,557 and $77,684, respectively, divided by fixed charges of $65,042, $67,128, $70,562, $71,989 and $74,033, respectively.
(9)
Assumes 100% conversion of the limited partnership units in the Operating Partnership into shares of our common stock.  Our limited partners have the right to redeem all or part of their Operating Partnership units at any time.  At the time of redemption, we have the right to determine whether to redeem the Operating Partnership units for cash, based upon the fair market value of an equivalent number of shares of our common stock at the time of redemption, or exchange them for shares of our common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distribution and similar events.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Consolidated Balance Sheets
(unaudited and in thousands)

	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009

Assets
Investments in real estate	$3,630,535	$3,668,916	$3,852,198	$4,337,009	$4,559,872
Less: accumulated depreciation	(680,262)	(655,892)	(659,753)	(647,581)	(666,092)
	2,950,273	3,013,024	3,192,445	3,689,428	3,893,780

Cash, cash equivalents and restricted cash	216,808	229,279	242,718	222,109	223,223
Rents, deferred rents and other receivables, net	77,320	76,510	77,657	83,593	84,206
Deferred charges, net	116,938	122,514	134,952	154,488	165,696
Other assets	16,544	23,892	19,887	22,287	25,396
Assets associated with real estate held for sale	–	52,099	–	–	–
Total assets	$3,377,883	$3,517,318	$3,667,659	$4,171,905	$4,392,301

Liabilities and Deficit
Liabilities:
Mortgage and other loans	$3,992,724	$4,035,451	$4,248,975	$4,421,913	$4,600,771
Accounts payable, accrued interest payable
and other liabilities	208,029	191,959	198,052	188,709	174,467
Acquired below-market leases, net	62,618	67,815	77,609	84,013	91,015
Obligations associated with real estate held for sale	–	52,656	–	–	–
Total liabilities	4,263,371	4,347,881	4,524,636	4,694,635	4,866,253

Deficit:
Stockholders' Deficit:
Common and preferred stock and additional
paid-in capital	704,129	703,343	702,361	701,110	699,931
Accumulated deficit and dividends	(1,446,663)	(1,397,328)	(1,420,092)	(1,125,223)	(1,082,577)
Accumulated other comprehensive loss, net	(36,422)	(36,727)	(36,289)	(36,659)	(35,451)
Total stockholders' deficit	(778,956)	(730,712)	(754,020)	(460,772)	(418,097)
Noncontrolling Interests:
Common units of our Operating Partnership	(106,532)	(99,851)	(102,957)	(61,958)	(55,855)
Total deficit	(885,488)	(830,563)	(856,977)	(522,730)	(473,952)
Total liabilities and deficit	$3,377,883	$3,517,318	$3,667,659	$4,171,905	$4,392,301

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Consolidated Statements of Operations
(unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended
	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009
Revenue:
Rental	$66,332	$68,227	$68,137	$67,825	$69,035
Tenant reimbursements	24,177	25,107	26,245	27,187	25,551
Hotel operations	4,956	5,237	5,565	4,916	5,148
Parking	10,851	11,697	11,515	11,546	11,311
Management, leasing and development services	1,062	961	1,567	1,550	1,747
Interest and other	314	292	452	212	1,635
Total revenue	107,692	111,521	113,481	113,236	114,427

Expenses:
Rental property operating and maintenance	24,278	24,089	27,669	26,016	25,580
Hotel operating and maintenance	3,543	3,747	3,763	3,371	3,481
Real estate taxes	9,114	9,078	8,285	9,724	10,315
Parking	2,913	3,067	3,079	3,089	3,232
General and administrative	6,517	7,607	10,325	8,603	7,914
Other expense	1,593	1,439	1,335	1,556	1,639
Depreciation and amortization	31,524	33,567	33,095	33,348	38,064
Impairment of long-lived assets	10,688	–	154,633	–	236,557
Interest	66,864	66,370	68,846	61,692	52,472
Total expenses	157,034	148,964	311,030	147,399	379,254

Loss from continuing operations before equity in net
loss of unconsolidated joint venture and gain on sale of real estate	(49,342)	(37,443)	(197,549)	(34,163)	(264,827)
Equity in net loss of unconsolidated joint venture	196	201	229	229	(9,120)
Gain on sale of real estate	–	16,591	–	–	–
Loss from continuing operations	(49,146)	(20,651)	(197,320)	(33,934)	(273,947)

Discontinued Operations:
Loss from discontinued operations before
gain on settlement of debt	(7,030)	(2,540)	(138,599)	(14,646)	(154,661)
Gain on settlement of debt	–	49,121	–	–	–
(Loss) income from discontinued operations	(7,030)	46,581	(138,599)	(14,646)	(154,661)

Net (loss) income	(56,176)	25,930	(335,919)	(48,580)	(428,608)

Net loss (income) attributable to common units of our Operating Partnership	7,421	(2,584)	41,633	6,517	52,924

Net (loss) income attributable to
MPG Office Trust, Inc.	(48,755)	23,346	(294,286)	(42,063)	(375,684)

Preferred stock dividends	(4,766)	(4,766)	(4,766)	(4,766)	(4,766)

Net (loss) income available to common stockholders	$(53,521)	$18,580	$(299,052)	$(46,829)	$(380,450)

Basic and diluted (loss) income per common share:
Loss from continuing operations	$(0.97)	$(0.46)	$(3.66)	$(0.70)	$(5.11)
(Loss) income from discontinued operations	(0.13)	0.84	(2.51)	(0.27)	(2.84)
Net (loss) income available to common
stockholders per share	$(1.10)	$0.38	$(6.17)	$(0.97)	$(7.95)
Weighted average number of common shares outstanding	48,692,588	48,534,283	48,463,476	48,285,111	47,836,591

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Consolidated Statements of Discontinued Operations
(unaudited and in thousands)

	For the Three Months Ended
	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009
Revenue:
Rental	$1,381	$4,420	$9,810	$12,881	$19,790
Tenant reimbursements	185	233	969	1,441	1,086
Parking	31	252	839	954	1,493
Interest and other	–	17	261	343	767
Total revenue	1,597	4,922	11,879	15,619	23,136

Expenses:
Rental property operating
and maintenance	540	1,396	3,312	4,727	7,065
Real estate taxes	177	417	739	1,595	3,024
Parking	43	133	405	549	956
Depreciation and amortization	121	1,497	4,177	5,774	8,203
Impairment of long-lived assets	6,759	–	135,633	10,131	148,116
Interest	881	3,640	5,898	7,226	10,056
Loss from early extinguishment of debt	106	379	314	263	377
Total expenses	8,627	7,462	150,478	30,265	177,797

Loss from discontinued operations before
gain on settlement of debt	(7,030)	(2,540)	(138,599)	(14,646)	(154,661)
Gain on settlement of debt	–	49,121	–	–	–
(Loss) income from discontinued operations	$(7,030)	$46,581	$(138,599)	$(14,646)	$(154,661)

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Consolidated Statements of Operations Related to Properties in Default (1)
(unaudited and in thousands)

	For the Three Months Ended
	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
Revenue:
Rental	$12,051	$13,245	$13,368	$13,028
Tenant reimbursements	3,127	3,188	2,679	3,610
Parking	988	1,389	1,374	1,421
Interest and other	120	139	247	106
Total revenue	16,286	17,961	17,668	18,165

Expenses:
Rental property operating and maintenance	4,506	4,349	4,553	4,915
Real estate taxes	1,812	1,812	1,715	1,910
Parking	355	400	393	445
Depreciation and amortization	5,626	5,619	5,020	5,900
Impairment of long-lived assets	–	–	2,094	–
Interest (2)	22,948	23,186	24,736	17,350
Total expenses	35,247	35,366	38,511	30,520

Loss from operations related to Properties in Default	$(18,961)	$(17,405)	$(20,843)	$(12,355)

(1)
Properties in Default include the following: Stadium Towers Plaza, Park Place II, 2600 Michelson, Pacific Arts Plaza, 550 South Hope and 500 Orange Tower.  As of the date of this report, the mortgage loans on these properties, other than Park Place II, are in default.  On July 9, 2010, we disposed of Park Place II.

(2)
Includes default interest totaling $10.5 million for the three months ended June 30, 2010, default interest totaling $10.4 million and $9.3 million and the writeoff of deferred financing costs totaling $0.5 million and $2.8 million for the three months ended March 31, 2010 and December 31, 2009, respectively, and default interest totaling $4.6 million for the three months ended September 30, 2009, respectively.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

MMO Unconsolidated Joint Venture Statements of Operations
(unaudited and in thousands)

	For the Three Months Ended
	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009

Revenue:
Rental	$19,369	$19,699	$20,130	$19,532	$19,848
Tenant reimbursements	5,402	5,443	6,613	6,920	5,885
Parking	1,573	1,488	1,586	1,532	1,655
Interest and other	20	6	824	20	21
Total revenue	26,364	26,636	29,153	28,004	27,409

Expenses:
Rental property operating
and maintenance	6,404	6,391	7,207	6,565	6,329
Real estate taxes	3,778	3,470	3,759	4,078	4,061
Parking	335	364	375	428	519
Depreciation and amortization	9,563	9,490	11,254	10,705	10,039
Impairment of long-lived assets	–	–	–	–	50,254
Interest	10,833	10,723	10,975	10,981	10,872
Other	1,969	1,263	1,210	1,302	1,257
Total expenses	32,882	31,701	34,780	34,059	83,331

Net loss	$(6,518)	$(5,065)	$(5,627)	$(6,055)	$(55,922)

Company share	$(1,304)	$(1,013)	$(1,126)	$(1,211)	$(11,184)
Intercompany eliminations	248	252	281	280	279
Unallocated losses	1,252	962	1,074	1,160	1,785

Equity in net loss of unconsolidated
joint venture	$196	$201	$229	$229	$(9,120)

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Funds from Operations
(unaudited and in thousands, except share and per share amounts)

		For the Three Months Ended
		June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009

Reconciliation of net (loss) income available to common stockholders to funds from operations:

Net (loss) income available to common stockholders		$(53,521)	$18,580	$(299,052)	$(46,829)	$(380,450)

Add:	Depreciation and amortization of real estate assets	31,569	34,988	37,186	39,038	46,183
	Depreciation and amortization of real estate assets - unconsolidated joint venture (1)	1,913	1,898	2,251	2,141	2,008
	Net (loss) income attributable to common units of our Operating Partnership	(7,421)	2,584	(41,633)	(6,517)	(52,924)
	Unallocated losses - unconsolidated
	joint venture (1)	(1,252)	(962)	(1,074)	(1,160)	(1,785)
Deduct:	Gain on sale of real estate	–	16,591	–	–	–

Funds from operations available to common
stockholders and unit holders (FFO) (2)		$(28,712)	$40,497	$(302,322)	$(13,327)	$(386,968)

Company share of FFO (3)		$(25,215)	$35,552	$(265,377)	$(11,699)	$(339,712)

FFO per share - basic		$(0.52)	$0.73	$(5.48)	$(0.24)	$(7.10)
FFO per share - diluted		$(0.52)	$0.72	$(5.48)	$(0.24)	$(7.10)

Weighted average number of common shares
outstanding - basic		48,692,588	48,534,283	48,463,476	48,285,111	47,836,591
Weighted average number of common and
common equivalent shares outstanding - diluted		49,442,240	49,197,833	49,108,575	48,592,128	47,837,083
Weighted average diluted shares and units		56,101,775	55,872,406	55,783,148	55,266,701	54,511,656

Reconciliation of FFO to FFO before
specified items: (2)

FFO available to common stockholders and
unit holders (FFO)		$(28,712)	$40,497	$(302,322)	$(13,327)	$(386,968)
Add:	Loss from early extinguishment of debt	106	379	314	263	377
	Unrealized loss on forward-starting
	interest rate swap	–	–	–	–	(15,255)
	Realized loss on forward-starting
	interest rate swap	–	–	–	–	11,340
	Default interest accrued on Properties in Default	10,541	10,363	9,342	4,561	–
	Writeoff of deferred financing costs related to Properties in Default	–	562	2,769	–	–
	Severance-related charges	–	–	–	1,526	–
	1733 Ocean lease termination charge	–	–	1,432	–	–
	Impairment of long-lived assets	17,447	–	290,266	10,131	384,673
	Impairment of long-lived assets -
	unconsolidated joint venture (1)	–	–	–	–	10,050
Deduct:	Gain on settlement of debt	–	49,121	–	–	–

FFO before specified items		$(618)	$2,680	$1,801	$3,154	$4,217

Company share of FFO before specified items (3)		$(543)	$2,353	$1,581	$2,769	$3,702

FFO per share before specified items - basic		$(0.01)	$0.05	$0.03	$0.06	$0.08
FFO per share before specified items - diluted		$(0.01)	$0.05	$0.03	$0.06	$0.08

(1)	Amount represents our 20% ownership interest in the MMO joint venture.
(2)	For the definition and discussion of FFO and FFO before specified items, see page 47.
(3)	Based on a weighted average interest in our Operating Partnership of approximately 87.8% for all periods presented.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Adjusted Funds from Operations (1)
(unaudited and in thousands)

		For the Three Months Ended
		June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009

FFO		$(28,712)	$40,497	$(302,322)	$(13,327)	$(386,968)
Add:	Non-real estate depreciation	76	76	86	84	84
	Straight line ground lease expense	512	511	512	511	511
	Amortization of deferred financing costs	1,391	1,473	1,726	1,901	1,955
	Unrealized loss on forward-starting
	interest rate swap	–	–	–	–	(15,255)
	Realized loss on forward-starting
	interest rate swap	–	–	–	–	11,340
	Default interest accrued on Properties in Default	10,541	10,363	9,342	4,561	–
	Writeoff of deferred financing costs related to
	Properties in Default	–	562	2,769	–	–
	Non-cash stock compensation	927	945	1,218	1,182	1,539
	Impairment of long-lived assets	17,447	–	290,266	10,131	384,673
	Impairment of long-lived assets -
	unconsolidated joint venture (2)	–	–	–	–	10,050
	Loss from early extinguishment of debt	106	379	314	263	377

Deduct:	Gain on settlement of debt	–	49,121	–	–	–
	Straight line rent	1,029	2,761	4,148	3,758	5,023
	Fair value lease revenue	3,820	4,579	4,406	4,532	5,900
	Capitalized payments (3)	2,856	3,318	3,435	4,196	3,550
	Non-recoverable capital expenditures	77	199	338	614	923
	Recoverable capital expenditures	607	810	588	390	320
	Hotel improvements, equipment
	upgrades and replacements	57	68	577	62	251
	2nd generation tenant improvements and
	leasing commissions (4), (5)	1,032	1,353	1,290	1,348	1,664
	MMO joint venture AFFO adjustments (2)	584	723	925	439	1,294

Adjusted funds from operations (AFFO)		$(7,774)	$(8,126)	$(11,796)	$(10,033)	$(10,619)

(1)	For the definition and computation method of AFFO, see page 48. For a quantitative reconciliation of the differences between AFFO and cash flows from operating activities, see page 18.
(2)	Amount represents our 20% ownership interest in the MMO joint venture.
(3)	Includes capital lease principal payments, regular principal payments required to service our debt, capitalized leasing and development payroll, and capitalized interest.
(4)
Excludes 1st generation tenant improvements and leasing commissions of $1.6 million, $1.2 million, $3.8 million, $5.4 million and $4.9 million for the three months ended June 30 and March 31, 2010 and December 31, September 30 and June 30, 2009, respectively.

(5)
Excludes tenant improvements and leasing commissions paid using cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $0.3 million, $1.0 million, $0.3 million, $0.2 million and $0.7 million for the three months ended June 30 and March 31, 2010 and December 31, September 30 and June 30, 2009, respectively.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Adjusted Funds from Operations Related to Properties in Default (1)
(unaudited and in thousands)

		For the Three Months Ended
		June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009

FFO		$(13,335)	$(11,786)	$(15,823)	$(6,455)
Add:	Amortization of deferred financing costs	-	-	166	166
	Writeoff of deferred financing costs	-	562	2,769	–
	Default interest accrued	10,541	10,363	9,342	4,561
	Impairment of long-lived assets	-	-	2,094	–

Deduct:	Straight line rent	59	1,987	1,998	1,035
	Fair value lease revenue	1,209	1,361	1,500	1,491
	Capitalized payments (2)	340	365	5	326
	Non-recoverable capital expenditures	21	–	1	1
	Recoverable capital expenditures	–	–	–	32
	2nd generation tenant improvements and leasing commissions	–	7	86	5

Adjusted funds from operations related to Properties in Default		$(4,423)	$(4,581)	$(5,042)	$(4,618)

(1)
Properties in Default include the following: Stadium Towers Plaza, Park Place II, 2600 Michelson, Pacific Arts Plaza, 550 South Hope and 500 Orange Tower.
As of June 30, 2010, the mortgage loans on these properties were in default.  On July 9, 2010, we disposed of Park Place II.

(2)	Includes regular principal payments related to the Park Place II mortgage loan.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Reconciliation of Earnings before Interest, Taxes and Depreciation and Amortization (1) and Adjusted Funds from Operations (2)
(unaudited and in thousands)

	For the Three Months Ended
	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009
Reconciliation of net (loss) income to earnings before interest, taxes and depreciation and amortization (EBITDA):

Net (loss) income	$(56,176)	$25,930	$(335,919)	$(48,580)	$(428,608)
Add: Interest expense (3)	67,745	70,010	74,744	68,918	62,528
Company share of interest expense included in unconsolidated joint venture	2,166	2,145	2,195	2,196	2,174
Depreciation and amortization (4)	31,645	35,064	37,272	39,122	46,267
Company share of depreciation and amortization included in unconsolidated joint venture	1,913	1,898	2,251	2,141	2,008
Deduct: Unallocated losses from
unconsolidated joint venture	1,252	962	1,074	1,160	1,785

EBITDA	$46,041	$134,085	$(220,531)	$62,637	$(317,416)

EBITDA	$46,041	$134,085	$(220,531)	$62,637	$(317,416)
Add: Loss from early
extinguishment of debt	106	379	314	263	377
Severance-related charges	–	–	–	1,526	–
1733 Ocean lease termination charge	–	–	1,432	–	–
Impairment of long-lived assets	17,447	–	290,266	10,131	384,673
Company share of impairment of long-lived assets included in unconsolidated joint venture	–	–	–	–	10,050
Deduct: Gain on settlement of debt	–	49,121	–	–	–
Gain on sale of real estate	–	16,591	–	–	–

Adjusted EBITDA	$63,594	$68,752	$71,481	$74,557	$77,684

Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):

Cash flows from operating activities	$10,966	$436	$4,456	$11,029	$(248)
Changes in other assets and liabilities	(16,967)	(6,132)	(13,459)	(18,648)	(7,213)
Non-recoverable capital expenditures	(77)	(199)	(338)	(614)	(923)
Recoverable capital expenditures	(607)	(810)	(588)	(390)	(320)
Hotel improvements, equipment upgrades and replacements	(57)	(68)	(577)	(62)	(251)
2nd generation tenant improvements and leasing commissions (5), (6)	(1,032)	(1,353)	(1,290)	(1,348)	(1,664)

AFFO	$(7,774)	$(8,126)	$(11,796)	$(10,033)	$(10,619)

(1)	For the definition and discussion of EBITDA and Adjusted EBITDA, see page 49.
(2)	For the definition and discussion of AFFO, see page 48.
(3)
Includes interest expense of $0.9 million, $3.6 million, $5.9 million, $7.2 million and $10.1 million for the three months ended June 30 and March 31, 2010 and December 31, September 30, and June 30, 2009, respectively, related to discontinued operations.

(4)
Includes depreciation and amortization of $0.1 million, $1.5 million, $4.2 million, $5.8 million and $8.2 million for the three months ended June 30 and March 31, 2010 and December 31, September 30 and June 30, 2009, respectively, related to discontinued operations.

(5)
Excludes 1st generation tenant improvements and leasing commissions of $1.6 million, $1.2 million, $3.8 million, $5.4 million and $4.9 million for the three months ended June 30 and March 31, 2010 and December 31, September 30 and June 30, 2009, respectively.

(6)
Excludes tenant improvements and leasing commissions paid using cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $0.3 million, $1.0 million, $0.3 million, $0.2 million and $0.7 million for the three months ended June 30 and March 31, 2010 and December 31, September 30 and June 30, 2009, respectively.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Capital Structure

Debt
(in thousands)
		Balance as of
		June 30, 2010

Mortgage and other loans		$3,992,724
Company share of MMO joint venture debt		160,510
Total combined debt		$4,153,234

Equity
(in thousands)

	Shares Outstanding	Total Liquidation Preference

Preferred stock	10,000	$250,000

	Shares & Units Outstanding	Market Value (1)

Common stock	48,076	$140,863
Noncontrolling common units of our Operating Partnership	6,610	19,366
Total common equity	54,686	$160,229

Total consolidated market capitalization		$4,402,953

Total combined market capitalization (2)		$4,563,463

__________
(1)	Value based on the NYSE closing price of $2.93 on June 30, 2010.
(2)	Includes our share of Maguire Macquarie Office ("MMO") joint venture debt.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Debt Summary
(in thousands, except percentages)

	Maturity Date	Principal Amount as of June 30, 2010	% of Debt	Interest Rate as of June 30, 2010 (1)
Floating-Rate Debt

Unsecured term loan (2)	May 1, 2011	$15,000	0.38%	4.10%
207 Goode construction loan (3)	August 1, 2010	13,151	0.33%	2.15%

Variable-Rate Mortgage Loans:
Plaza Las Fuentes (4)	September 29, 2010	90,600	2.27%	3.60%
Brea Corporate Place (5)	May 1, 2011	70,468	1.76%	2.30%
Brea Financial Commons (5)	May 1, 2011	38,532	0.96%	2.30%
Total variable-rate mortgage loans		199,600	4.99%	2.89%

Variable-Rate Swapped to Fixed-Rate Loans:
KPMG Tower (6)	October 9, 2012	400,000	10.00%	7.16%
207 Goode (3)	August 1, 2010	25,000	0.63%	7.36%
Total variable-rate swapped to fixed-rate loans		425,000	10.63%	7.18%

Total floating-rate debt		652,751	16.33%	5.69%

Fixed-Rate Debt
Wells Fargo Tower	April 6, 2017	550,000	13.75%	5.68%
Two California Plaza	May 6, 2017	470,000	11.75%	5.50%
Gas Company Tower	August 11, 2016	458,000	11.46%	5.10%
777 Tower	November 1, 2013	273,000	6.83%	5.84%
US Bank Tower	July 1, 2013	260,000	6.50%	4.66%
City Tower	May 10, 2017	140,000	3.50%	5.85%
Glendale Center	August 11, 2016	125,000	3.13%	5.82%
801 North Brand	April 6, 2015	75,540	1.89%	5.73%
The City - 3800 Chapman	May 6, 2017	44,370	1.11%	5.93%
701 North Brand	October 1, 2016	33,750	0.84%	5.87%
700 North Central	April 6, 2015	27,460	0.69%	5.73%

Total fixed-rate debt		2,457,120	61.45%	5.47%

Total debt, excluding Properties in Default		3,109,871	77.78%	5.52%

Properties in Default
Pacific Arts Plaza (7)	April 1, 2012	270,000	6.76%	9.15%
550 South Hope Street (8)	May 6, 2017	200,000	5.00%	10.67%
500 Orange Tower (9)	May 6, 2017	110,000	2.75%	10.88%
2600 Michelson (10)	May 10, 2017	110,000	2.75%	10.69%
Stadium Towers Plaza (11)	May 11, 2017	100,000	2.50%	10.78%
Park Place II (12)	March 11, 2012	98,274	2.46%	10.39%

Total Properties in Default		888,274	22.22%	10.22%

Total consolidated debt		3,998,145	100.00%	6.56%

Debt discount		(5,421)

Total consolidated debt, net		$3,992,724

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Debt Summary (continued)

__________
(1)	The June 30, 2010 one-month LIBOR rate of 0.35% was used to calculate interest on the variable-rate loans.
(2)	This loan bears interest at a variable rate of LIBOR plus 3.75%.
(3)
This loan bears interest at LIBOR plus 1.80%.  We have entered into an interest rate swap agreement to hedge this loan up to $25.0 million, which effectively fixes the LIBOR rate at 5.564%.  This loan matured on August 1, 2010.  Management expects that this loan will be settled in a non-cash manner.

(4)
As required by the loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 4.75% during the loan term, excluding extension periods.  Three one-year extensions are available at our option, subject to certain conditions, some of which we may be unable to fulfill.

(5)
As required by the loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 6.50% during the loan term, excluding extension periods.  A one-year extension is available at our option, subject to certain conditions, some of which we may be unable to fulfill.

(6)	This loan bears interest at a rate of LIBOR plus 1.60%. We have entered into an interest rate swap agreement to hedge this loan, which effectively fixes the LIBOR rate at 5.564%.
(7)
Our special purpose property-owning subsidiary that owns the Pacific Arts Plaza property failed to make the debt service payments under this loan that were due beginning on September 1, 2009 and continuing through and including August 1, 2010.  The interest rate shown for this loan is the default rate as defined in the loan agreement.

(8)
Our special purpose property-owning subsidiary that owns the 550 South Hope property failed to make the debt service payments under this loan that were due beginning on August 6, 2009 and continuing through and including August 6, 2010.  The interest rate shown for this loan is the default rate as defined in the loan agreement.

(9)
Our special purpose property-owning subsidiary that owns the 500 Orange Tower property failed to make the debt service payments under this loan that were due beginning on January 6, 2010 and continuing through and including August 6, 2010.

(10)
Our special purpose property-owning subsidiary that owns the 2600 Michelson property failed to make the debt service payments under this loan that were due beginning on August 11, 2009 and continuing through and including July 11, 2010.  The interest rate shown for this loan is the default rate as defined in the loan agreement.

(11)
Our special purpose property-owning subsidiary that owns the Stadium Towers Plaza property failed to make the debt service payments under this loan that were due beginning on August 11, 2009 and continuing through and including July 11, 2010.  The interest rate shown for this loan is the default rate as defined in the loan agreement.

(12)
Our special purpose property-owning subsidiary that owns the Park Place II property failed to make the debt service payments under this loan that were due beginning on August 11, 2009 and continuing through and including July 9, 2010.  The interest rate shown for this loan is the default rate as defined in the loan agreement.  This property was disposed of on July 9, 2010.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

MMO Joint Venture Debt Summary
(in thousands, except percentages)

	Maturity Date	Principal Amount as of June 30, 2010	% of Debt	Interest Rate as of June 30, 2010

Fixed-Rate Debt
Wells Fargo Center (Denver, CO)	April 6, 2015	$276,000	34.47%	5.26%
One California Plaza	December 1, 2010	138,646	17.32%	4.73%
San Diego Tech Center	April 11, 2015	133,000	16.61%	5.70%
Quintana Campus (1)	December 11, 2011	106,000	13.24%	5.07%
Cerritos Corporate Center	February 1, 2016	95,000	11.87%	5.54%
Stadium Gateway	February 1, 2016	52,000	6.49%	5.66%
Total fixed-rate debt		800,646	100.00%	5.27%

Debt premium, net of discount		1,905
Total joint venture debt, net		$802,551

Our portion of joint venture debt (2)		$160,510
__________
(1)	The MMO joint venture defaulted on its Quintana mortgage loan by failing to make its required debt service payments. This property was placed in receivership in November 2009.
(2)	We own 20% of the MMO joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Debt Maturities
(in thousands, except percentages)

	2010	2011	2012	2013	2014	Thereafter	Total
Floating-Rate Debt

Unsecured term loan	$–	$15,000	$–	$–	$–	$–	$15,000
207 Goode construction loan (1)	13,151	–	–	–	–	–	13,151

Variable-Rate Mortgage Loans:
Plaza Las Fuentes (2)	90,600	–	–	–	–	–	90,600
Brea Corporate Place (3)	–	70,468	–	–	–	–	70,468
Brea Financial Commons (3)	–	38,532	–	–	–	–	38,532

Total variable-rate mortgage loans	90,600	109,000	–	–	–	–	199,600

Variable-Rate Swapped to Fixed-Rate Loans:
KPMG Tower	–	–	400,000	–	–	–	400,000
207 Goode (1)	25,000	–	–	–	–	–	25,000

Total variable-rate swapped to fixed-rate loans	25,000	–	400,000	–	–	–	425,000

Total floating-rate debt	128,751	124,000	400,000	–	–	–	652,751

Fixed-Rate Debt
Wells Fargo Tower	–	–	–	–	–	550,000	550,000
Two California Plaza	–	–	–	–	–	470,000	470,000
Gas Company Tower	–	–	–	–	–	458,000	458,000
777 Tower	–	–	–	273,000	–	–	273,000
US Bank Tower	–	–	–	260,000	–	–	260,000
City Tower	–	–	–	–	–	140,000	140,000
Glendale Center	–	–	–	–	–	125,000	125,000
801 North Brand	–	–	–	–	–	75,540	75,540
The City - 3800 Chapman	–	–	–	–	–	44,370	44,370
701 North Brand	–	–	–	–	–	33,750	33,750
700 North Central	–	–	–	–	–	27,460	27,460

Total fixed-rate debt	–	–	–	533,000	–	1,924,120	2,457,120

Total debt, excluding Properties in Default	128,751	124,000	400,000	533,000	–	1,924,120	3,109,871

Debt discount	–	–	–	(2,184)	–	(3,237)	(5,421)
Total debt, excluding Properties in Default, net	128,751	124,000	400,000	530,816	–	1,920,883	3,104,450

Properties in Default (4)
Pacific Arts Plaza	–	–	270,000	–	–	–	270,000
550 South Hope Street	–	–	–	–	–	200,000	200,000
500 Orange Tower	–	–	–	–	–	110,000	110,000
2600 Michelson	–	–	–	–	–	110,000	110,000
Stadium Towers Plaza	–	–	–	–	–	100,000	100,000
Park Place II (5)	1,538	1,266	95,470	–	–	–	98,274

Total Properties in Default	1,538	1,266	365,470	–	–	520,000	888,274

Total consolidated debt, net	$130,289	$125,266	$765,470	$530,816	$–	$2,440,883	$3,992,724

Weighted average interest rate, excluding
Properties in Default	4.18%	2.52%	7.16%	5.27%	–	5.53%	5.52%
Weighted average interest rate, Properties in Default	10.39%	10.39%	9.48%	–	–	10.74%	10.22%
Weighted average interest rate, consolidated	4.25%	2.60%	8.27%	5.27%	–	6.64%	6.56%
__________
(1)	This loan matured on August 1, 2010. Management expects that this loan will be settled in a non-cash manner.
(2)	Three one-year extensions are available at our option, subject to certain conditions, some of which we may be unable to fulfill.
(3)	A one-year extension is available at our option, subject to certain conditions, some of which we may be unable to fulfill.
(4)
Amounts shown in the table above for Properties in Default reflect contractual maturity dates per the loan agreements. The actual settlement dates for these loans will depend upon when the properties are disposed of either by the Company or the special servicers, as applicable.  Management does not intend to settle these amounts with unrestricted cash. We expect that these amounts will be settled in a non-cash manner at the time of disposition.

(5)	We disposed of Park Place II on July 9, 2010. The balance due under this mortgage loan was settled in a non-cash manner upon disposition.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

MMO Joint Venture Debt Maturities
(in thousands, except percentages)

	2010	2011	2012	2013	2014	Thereafter	Total

Fixed-Rate Debt
Wells Fargo Center (Denver, CO)	$–	$–	$–	$–	$–	$276,000	$276,000
One California Plaza	138,646	–	–	–	–	–	138,646
San Diego Tech Center	–	–	–	–	–	133,000	133,000
Quintana Campus (1)	–	106,000	–	–	–	–	106,000
Cerritos Corporate Center	–	1,054	1,330	1,406	1,486	89,724	95,000
Stadium Gateway	–	–	–	–	–	52,000	52,000
	138,646	107,054	1,330	1,406	1,486	550,724	800,646

Debt premium, net of discount	(170)	(43)	–	–	–	2,118	1,905

Total joint venture debt, net	$138,476	$107,011	$1,330	$1,406	$1,486	$552,842	$802,551

Weighted average interest rate	4.73%	5.07%	5.54%	5.54%	5.54%	5.45%	5.27%
__________
(1)
The MMO joint venture defaulted on its Quintana mortgage loan by failing to make its required debt service payments.  This property is currently in receivership.  The maturity date shown above reflects the contractual maturity date per the loan agreement.  The actual settlement date for this loan will depend upon when the property is disposed of by the special servicer.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Portfolio Data

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Same Store Analysis
(unaudited and in thousands, except percentages)

	For the Three Months Ended June 30, (1)			For the Six Months Ended June 30, (1)
	2010	2009	% Change	2010	2009	% Change
Total Same Store Portfolio
Number of properties	15	15		15	15
Square feet as of June 30	9,831,593	9,807,905		9,831,593	9,807,905
Percentage of wholly-owned Office Portfolio	100.0%	100.0%		100.0%	100.0%
Weighted average leased percentage (2)	83.8%	85.0%		84.1%	85.9%

GAAP
Breakdown of Net Operating Income:
Operating revenue	$84,987	$88,742	(4.2)%	$172,278	$176,915	(2.6)%
Operating expenses	29,266	30,755	(4.8)%	58,893	61,795	(4.7)%
Other expense	1,264	1,264	–	2,528	2,528	–
Net operating income	$54,457	$56,723	(4.0)%	$110,857	$112,592	(1.5)%

CASH BASIS
Breakdown of Net Operating Income:
Operating revenue	$81,696	$83,475	(2.1)%	$165,942	$167,633	(1.0)%
Operating expenses	29,266	30,755	(4.8)%	58,893	61,795	(4.7)%
Other expense	743	743	–	1,486	1,486	–
Net operating income	$51,687	$51,977	(0.6)%	$105,563	$104,352	1.2%
__________
(1)	Properties included in the Same Store analysis are the properties in our Office Portfolio, with the exception of the Properties in Default and our joint venture properties.
(2)	Represents weighted average leased amounts for the Same Store Portfolio.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Portfolio Overview

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Office Properties
Los Angeles County
Los Angeles Central Business District:
Gas Company Tower	1	17	1991	100%	1,323,651	1,323,651	9.95%	92.5%	$35,321,626	$35,321,626	$28.86
US Bank Tower	1	49	1989	100%	1,431,808	1,431,808	10.77%	54.3%	17,884,651	17,884,651	23.02
Wells Fargo Tower	2	56	1982	100%	1,397,005	1,397,005	10.51%	94.3%	28,258,173	28,258,173	21.44
Two California Plaza	1	60	1992	100%	1,327,794	1,327,794	9.98%	83.9%	22,793,586	22,793,586	20.46
KPMG Tower	1	19	1983	100%	1,143,647	1,143,647	8.60%	93.8%	25,094,173	25,094,173	23.38
777 Tower	1	33	1991	100%	1,012,301	1,012,301	7.61%	75.3%	16,711,223	16,711,223	21.93
One California Plaza	1	26	1985	20%	1,009,645	201,929	7.59%	76.5%	16,616,872	3,323,374	21.51
Total LACBD Submarket	8	260			8,645,851	7,838,135	65.01%	81.4%	162,680,304	149,386,806	23.11

Tri-Cities Submarket:
Glendale Center	2	4	1973/1996	100%	387,545	387,545	2.91%	100.0%	8,823,621	8,823,621	22.77
801 North Brand	1	27	1987	100%	282,788	282,788	2.13%	81.7%	4,714,942	4,714,942	20.42
701 North Brand	1	13	1978	100%	131,129	131,129	0.99%	97.2%	2,246,935	2,246,935	17.64
700 North Central	1	13	1979	100%	134,168	134,168	1.01%	73.4%	1,684,926	1,684,926	17.10
Plaza Las Fuentes	3	9	1989	100%	192,958	192,958	1.45%	100.0%	5,265,597	5,265,597	27.29
Total Tri-Cities Submarket	8	66			1,128,588	1,128,588	8.49%	91.9%	22,736,021	22,736,021	21.92

Cerritos Office Submarket:
Cerritos - Phase I	1	1	1999	20%	221,968	44,394	1.67%	100.0%	6,317,209	1,263,442	28.46
Cerritos - Phase II	1	–	2001	20%	104,567	20,913	0.79%	100.0%	2,482,421	496,484	23.74
Total Cerritos Submarket	2	1			326,535	65,307	2.46%	100.0%	8,799,630	1,759,926	26.95

Total Los Angeles County	18	327			10,100,974	9,032,030	75.96%	83.2%	$194,215,955	$173,882,753	$23.11

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Office Properties
Orange County
Central Orange Submarket:
3800 Chapman	1	2	1984	100%	158,767	158,767	1.19%	75.9%	$2,642,465	$2,642,465	$21.94
City Tower	1	22	1988	100%	412,543	412,543	3.10%	80.0%	7,267,806	7,267,806	22.03
Stadium Gateway	1	8	2001	20%	272,826	54,565	2.06%	88.0%	5,047,156	1,009,431	21.03
Total Central Orange Submarket	3	32			844,136	625,875	6.35%	81.8%	14,957,427	10,919,702	21.67

Other:
Brea Corporate Place	2	20	1987	100%	329,949	329,949	2.48%	71.6%	3,651,777	3,651,777	15.45
Brea Financial Commons	3	2	1987	100%	165,540	165,540	1.24%	90.7%	2,960,847	2,960,847	19.73
Total Other	5	22			495,489	495,489	3.72%	78.0%	6,612,624	6,612,624	17.11

Total Orange County	8	54			1,339,625	1,121,364	10.07%	80.4%	$21,570,051	$17,532,326	$20.03

Office Properties
San Diego County

Sorrento Mesa Submarket:
San Diego Tech Center	11	25	1984/1986	20%	646,114	129,223	4.86%	79.3%	$11,231,782	$2,246,356	$21.93
Total San Diego County	11	25			646,114	129,223	4.86%	79.3%	$11,231,782	$2,246,356	$21.93

Other
Denver, CO - Downtown Submarket:
Wells Fargo Center - Denver	1	39	1983	20%	1,211,746	242,349	9.11%	92.4%	$22,500,961	$4,500,193	$20.09
Total Other	1	39			1,211,746	242,349	9.11%	92.4%	22,500,961	4,500,193	20.09

Total Office Properties	38	445			13,298,459	10,524,966	100.00%	83.6%	$249,518,749	$198,161,628	$22.45
Effective Office Properties					10,524,966			83.0%			$22.68

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Properties in Default
550 South Hope Street	1	35	1991	100%	565,738	565,738		80.7%	$8,548,331	$8,548,331	$18.73
2600 Michelson	1	23	1986	100%	309,659	309,659		72.2%	4,392,715	4,392,715	19.66
Stadium Towers Plaza	1	20	1988	100%	258,358	258,358		45.0%	2,390,314	2,390,314	20.54
500 Orange Tower	3	31	1987	100%	335,507	335,507		67.2%	4,157,345	4,157,345	18.43
Park Place Office (3121) (4)	1	6	1977/2002	100%	150,585	150,585		79.5%	1,542,658	1,542,658	12.89
Park Place II (Retail - The Shops) (4)	8	23	1981	100%	122,533	122,533		88.1%	3,302,552	3,302,552	30.57
Pacific Arts Plaza	8	39	1982	100%	787,016	787,016		74.2%	13,487,171	13,487,171	23.09
Quintana Campus	4	2	1989/2004	20%	414,595	82,919		31.2%	2,157,809	431,562	16.66
Total Properties in Default	27	179			2,943,991	2,612,315		71.2%	$39,978,895	$38,252,648	$20.37

Total Office and Properties in Default					16,242,450	13,137,281		80.5%
Effective Office and Properties in Default					13,137,281			80.7%

					SQFT	Effective SQFT	Number of Rooms
Westin Hotel, Pasadena, CA				100%	266,000	266,000	350
Total Hotel Property					266,000	266,000	350

Total Office, Properties in Default and Hotel Properties					16,508,450	13,403,281

Parking Properties					SQFT	Effective SQFT	Vehicle Capacity	Effective Vehicle Capacity	Annualized Parking Revenue (5)	Effective Annualized Parking Revenue (6)	Effective Annualized Parking Revenue per Vehicle Capacity (7)
On-Site Parking					5,932,967	4,440,609	17,381	12,933	$35,245,205	$30,212,489	$2,336
Off-Site Garages					1,714,435	1,714,435	5,729	5,729	10,881,452	10,881,452	1,899
Properties in Default					2,727,880	2,403,240	9,973	8,543	5,459,007	5,459,007	639
Total Parking Properties					10,375,282	8,558,284	33,083	27,205	$51,585,664	$46,552,948	1,711

Total Office, Properties in Default, Hotel and Parking Properties					26,883,732	21,961,565
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.
(2)
Annualized rent represents the annualized monthly contractual rent under existing leases as of June 30, 2010. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(3)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.
(4)	Park Place II was disposed of on July 9, 2010.
(5)	Annualized parking revenue represents the annualized quarterly parking revenue as of June 30, 2010.
(6)
Effective annualized parking revenue represents the annualized quarterly parking revenue as of June 30, 2010 adjusted to include 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.

(7)	Effective annualized parking revenue per vehicle capacity represents the effective annualized parking revenue divided by the effective vehicle capacity.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Portfolio Geographic Distribution (Excluding Properties in Default) (1)

(1)	The Portfolio Geographic Distribution is based on effective net rentable square feet for our Office Properties and includes our pro-rata share of the MMO joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Portfolio Overview – Leased Rates and Weighted Average Remaining Lease Term

		Weighted
		Average
	Ownership	Remaining
	Interest	Lease Term	% Leased
	( % )	(in years)	Q2 2010	Q1 2010	Q4 2009	Q3 2009	Q2 2009
Office Properties
Gas Company Tower	100%	4.7	92.5%	92.5%	92.5%	92.5%	92.4%
US Bank Tower	100%	5.1	54.3%	62.2%	62.2%	61.7%	62.6%
Wells Fargo Tower	100%	4.5	94.3%	94.1%	94.5%	94.6%	93.6%
KPMG Tower	100%	7.8	93.8%	93.9%	94.0%	93.8%	93.8%
777 Tower	100%	5.0	75.3%	75.6%	92.0%	92.0%	92.0%
One California Plaza	20%	5.1	76.5%	76.2%	76.5%	76.9%	76.7%
Glendale Center	100%	1.8	100.0%	100.0%	100.0%	100.0%	100.0%
801 North Brand	100%	2.3	81.7%	81.4%	82.3%	82.8%	83.9%
701 North Brand	100%	4.1	97.2%	97.2%	97.2%	97.2%	97.2%
700 North Central	100%	3.2	73.4%	75.5%	75.5%	75.5%	75.5%
Plaza Las Fuentes	100%	7.7	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos - Phase I	20%	4.3	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos - Phase II	20%	0.9	100.0%	100.0%	100.0%	100.0%	100.0%
Stadium Gateway	20%	4.1	88.0%	88.0%	88.0%	89.5%	87.6%
San Diego Tech Center	20%	3.1	79.3%	80.0%	79.7%	93.8%	93.7%
Wells Fargo Center - Denver	20%	7.0	92.4%	91.7%	92.2%	92.2%	94.0%
Two California Plaza	100%	4.7	83.9%	83.8%	84.3%	83.5%	83.7%
3800 Chapman	100%	4.9	75.9%	75.9%	75.9%	75.9%	63.4%
City Tower	100%	2.4	80.0%	79.8%	82.2%	82.6%	81.8%
Brea Corporate Place	100%	3.0	71.6%	71.6%	64.1%	56.3%	55.7%
Brea Financial Commons	100%	3.8	90.7%	90.7%	90.7%	90.7%	90.7%

Total Office Properties		4.9	83.6%	84.4%	85.7%	86.2%	86.1%

Effective Office Properties (1)		4.8	83.0%	84.1%	85.7%	85.5%	85.3%

Properties in Default
550 South Hope Street	100%	5.5	80.7%	82.7%	83.0%	87.3%	87.3%
Park Place II (2)	100%	6.7	83.4%	83.4%	83.4%	83.4%	82.8%
2600 Michelson	100%	3.5	72.2%	67.5%	67.7%	68.1%	72.5%
500 Orange Tower	100%	4.5	67.2%	67.9%	69.9%	69.8%	68.6%
Stadium Towers Plaza	100%	2.5	45.0%	48.9%	57.4%	57.4%	59.7%
Pacific Arts Plaza	100%	4.9	74.2%	73.8%	78.3%	77.8%	77.8%
Quintana Campus	20%	2.2	31.2%	31.2%	39.6%	39.6%	39.6%

Total Properties in Default		4.7	71.2%	72.8%	74.2%	75.0%	75.6%

Total Office Properties and
Properties in Default		4.9	80.5%	81.4%	82.9%	83.4%	83.5%

Total Effective Office Properties
and Properties in Default		4.8	80.7%	81.9%	83.4%	83.4%	83.4%
__________
(1) Includes 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.
(2) Park Place II was disposed of on July 9, 2010.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Major Tenants — Office Properties (Excluding Properties in Default)

	Tenant	Number of Locations	Annualized Rent (1)	% of Total Annualized Rent	Total Leased Square Feet	% of Aggregate Leased Square Feet of Effective Portfolio	Weighted Average Remaining Lease Term in Months	S & P Credit Rating / National Recognition (2)
	Rated
1	Southern California Gas Company	1	$ 21,283,883	10.7%	576,516	6.6%	16	A
2	Wells Fargo Bank (3)	2	6,669,920	3.4%	385,759	4.4%	52	AA-
3	Bank of America (3)	5	5,666,264	2.9%	258,461	3.0%	26	A+
4	AT&T (3)	4	4,467,553	2.3%	180,349	2.1%	34	A
5	US Bank, National Association	2	3,915,014	2.0%	157,488	1.8%	59	AA-
6	Disney Enterprises	1	3,706,960	1.9%	156,215	1.8%	12	A
7	Home Depot	1	2,327,207	1.2%	99,706	1.1%	35	BBB+
8	St. Paul Fire and Marine	1	2,320,623	1.2%	76,860	0.9%	34	AA-
9	FNMA (Fannie Mae)	1	2,295,250	1.2%	61,655	0.7%	92	AAA
10	American Home Assurance	1	2,216,772	1.1%	124,125	1.4%	38	A+

	Total Rated / Weighted Average (3), (4)		54,869,446	27.9%	2,077,134	23.8%	34

	Total Investment Grade Tenants (3)		$76,115,053	38.4%	3,093,695	35.4%

	Nationally Recognized
11	Latham & Watkins LLP	2	9,180,744	4.6%	397,991	4.6%	149	3rd Largest US Law Firm
12	Gibson, Dunn & Crutcher LLP	1	6,464,056	3.3%	268,268	3.1%	89	14th Largest US Law Firm
13	Deloitte & Touche LLP	1	5,986,645	3.0%	342,094	3.9%	57	Largest US Accounting Firm
14	Marsh USA, Inc.	1	4,319,801	2.2%	210,722	2.4%	94	World's Largest Insurance Broker
15	Morrison & Foerster LLP	1	3,885,728	2.0%	138,776	1.6%	39	21st Largest US Law Firm
16	Munger, Tolles & Olson LLP	1	3,786,763	1.9%	165,019	1.9%	140	132nd Largest US Law Firm
17	Sidley Austin LLP	1	3,747,128	1.9%	192,457	2.2%	162	6th Largest US Law Firm
18	KPMG LLP	1	3,662,464	1.8%	175,971	2.0%	48	4th Largest US Accounting Firm
19	PricewaterhouseCoopers LLP	1	2,990,625	1.5%	160,784	1.8%	35	3rd Largest US Accounting Firm
20	Bingham McCutchen LLP	1	2,442,677	1.2%	104,712	1.2%	31	24th Largest US Law Firm

	Total Nationally Recognized / Weighted Average (3), (4)		46,466,631	23.4%	2,156,794	24.7%	92

	Total Nationally Recognized Tenants (3)		81,239,786	41.0%	3,737,528	42.8%

	Total / Weighted Average (3), (4)		$101,336,077	51.3%	4,233,928	48.5%	64

	Total Investment Grade or Nationally Recognized Tenants (3)		$157,354,839	79.4%	6,831,223	78.2%
___________
(1)
Annualized base rent is calculated as monthly contractual base rent under existing leases as of June 30, 2010, multiplied by 12.  For those leases where rent has not yet commenced, the first month in which rent is to be received is used to determine annualized base rent.

(2)	S&P credit ratings are as of June 30, 2010. Rankings of law firms are based on total gross revenue in 2009 as reported by American Lawyer Media's LAW.com.
(3)	Includes 20% of annualized rent and leased square footage for our MMO joint venture properties.
(4)	The weighted average calculation is based on the effective net rentable square feet leased by each tenant, which reflects our pro-rata share of our MMO joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Portfolio Tenant Classification Description (Excluding Properties in Default) (1), (2)

__________
(1)	Percentages are based upon effective leased square feet.
(2)	Classifications are based on the “North American Industrial Classification System” (NAICS).

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Lease Expirations — Wholly Owned Portfolio

	Total Area in			Percentage
	Square Feet	Percentage		of Total		Rent per
	Covered by	of Aggregate	Annualized	Annualized	Current Rent	Square Foot
Year	Expiring Leases	Square Feet	Rent	Rent	per Square Foot (1)	at Expiration (2)

Available	2,385,735	19.3%
2010	386,158	3.1%	$7,766,729	3.5%	$20.11	$20.31
2011	1,759,150	14.2%	47,069,653	21.1%	26.76	26.99
2012	731,838	5.9%	16,870,116	7.5%	23.05	24.45
2013	2,114,161	17.1%	45,749,276	20.5%	21.64	23.50
2014	791,333	6.4%	15,369,271	6.9%	19.42	22.39
2015	953,748	7.7%	19,647,756	8.8%	20.60	22.89
2016	263,591	2.1%	5,126,501	2.3%	19.45	23.87
2017	1,007,329	8.2%	21,822,167	9.8%	21.66	23.70
2018	465,193	3.8%	10,543,748	4.7%	22.67	28.37
2019	360,505	2.9%	6,947,636	3.1%	19.27	26.32
Thereafter	1,142,248	9.3%	26,230,581	11.8%	22.96	32.22

	12,360,989	100.0%	$223,143,434	100.0%	$22.37	$25.40

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2010	40,160	0.3%	$705,061	0.3%	$17.56	$17.56
4th Quarter 2010 (3)	345,998	2.8%	7,061,668	3.2%	20.41	20.45
1st Quarter 2011	287,770	2.4%	6,209,981	2.8%	21.58	21.62
2nd Quarter 2011	238,223	1.9%	5,512,396	2.4%	23.14	23.25

	912,151	7.4%	$19,489,106	8.7%	$21.37	$21.42

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Lease Expirations — Wholly Owned Portfolio
Los Angeles County

	Total Area in			Percentage
	Square Feet	Percentage		of Total		Rent per
	Covered by	of Aggregate	Annualized	Annualized	Current Rent	Square Foot
Year	Expiring Leases	Square Feet	Rent	Rent	per Square Foot (1)	at Expiration (2)

Available	1,569,247	16.8%
2010	218,036	2.3%	$4,491,410	2.5%	$20.60	$20.62
2011	1,401,924	15.0%	39,624,767	22.3%	28.26	28.42
2012	628,207	6.7%	14,201,195	8.0%	22.61	23.89
2013	1,412,199	15.2%	29,764,951	16.8%	21.08	22.80
2014	534,546	5.7%	10,909,774	6.2%	20.41	23.35
2015	828,422	8.9%	17,217,694	9.7%	20.78	23.02
2016	184,367	2.0%	4,063,525	2.3%	22.04	26.80
2017	934,032	10.0%	20,567,414	11.6%	22.02	23.94
2018	410,156	4.4%	9,643,618	5.4%	23.51	28.80
2019	261,836	2.8%	5,810,955	3.3%	22.19	29.59
Thereafter	947,560	10.2%	21,052,481	11.9%	22.22	32.22

	9,330,532	100.0%	$177,347,784	100.0%	$22.85	$25.85

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2010	13,211	0.1%	$257,003	0.1%	$19.45	$19.45
4th Quarter 2010 (3)	204,825	2.2%	4,234,407	2.4%	20.67	20.70
1st Quarter 2011	142,333	1.5%	3,033,473	1.7%	21.31	21.32
2nd Quarter 2011	202,855	2.2%	4,768,897	2.7%	23.51	23.52

	563,224	6.0%	$12,293,780	6.9%	$21.83	$21.84

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Lease Expirations — Wholly Owned Portfolio
Orange County

	Total Area in			Percentage
	Square Feet	Percentage		of Total		Rent per
	Covered by	of Aggregate	Annualized	Annualized	Current Rent	Square Foot
Year	Expiring Leases	Square Feet	Rent	Rent	per Square Foot (1)	at Expiration (2)

Available	816,488	26.9%
2010	168,122	5.6%	$3,275,319	7.2%	$19.48	$19.53
2011	357,226	11.8%	7,444,886	16.3%	20.84	21.38
2012	103,631	3.4%	2,668,921	5.8%	25.75	27.83
2013	701,962	23.2%	15,984,324	34.9%	22.77	24.89
2014	256,787	8.5%	4,459,497	9.7%	17.37	20.39
2015	125,326	4.1%	2,430,062	5.3%	19.39	21.97
2016	79,224	2.6%	1,062,977	2.3%	13.42	17.06
2017	73,297	2.4%	1,254,754	2.7%	17.12	20.64
2018	55,037	1.8%	900,130	2.0%	16.35	25.11
2019	98,669	3.3%	1,136,681	2.5%	11.52	17.63
Thereafter	194,688	6.4%	5,178,099	11.3%	26.60	32.22

	3,030,457	100.0%	$45,795,650	100.0%	$20.68	$23.82

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2010	26,949	0.9%	$448,058	1.0%	$16.63	$16.63
4th Quarter 2010 (3)	141,173	4.7%	2,827,261	6.2%	20.03	20.08
1st Quarter 2011	145,437	4.8%	3,176,508	6.9%	21.84	21.90
2nd Quarter 2011	35,368	1.1%	743,499	1.6%	21.02	21.66

	348,927	11.5%	$7,195,326	15.7%	$20.62	$20.73
__________
(1) Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2) Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3) Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Lease Expirations — Properties in Default (1)

	Total Area in			Percentage
	Square Feet	Percentage		of Total		Rent per
	Covered by	of Aggregate	Annualized	Annualized	Current Rent	Square Foot
Year	Expiring Leases	Square Feet	Rent	Rent	per Square Foot (2)	at Expiration (3)

Available	695,775	27.5%
2010	94,698	3.7%	$1,732,840	4.6%	$18.30	$18.31
2011	253,200	10.0%	5,501,820	14.5%	21.73	22.19
2012	121,949	4.8%	2,821,425	7.5%	23.14	24.81
2013	422,355	16.7%	9,244,911	24.4%	21.89	23.74
2014	186,829	7.4%	3,327,537	8.8%	17.81	20.70
2015	114,108	4.5%	2,234,467	5.9%	19.58	22.39
2016	60,013	2.4%	865,138	2.3%	14.42	15.98
2017	168,391	6.7%	3,265,190	8.6%	19.39	22.06
2018	78,991	3.1%	1,608,487	4.3%	20.36	27.01
2019	137,853	5.5%	2,007,551	5.3%	14.56	21.06
Thereafter	195,234	7.7%	5,211,720	13.8%	26.69	33.54

	2,529,396	100.0%	$37,821,086	100.0%	$20.63	$24.16

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2010	18,921	0.7%	$316,022	0.8%	$16.70	$16.70
4th Quarter 2010 (4)	75,777	3.0%	1,416,818	3.8%	18.70	18.71
1st Quarter 2011	112,688	4.5%	2,596,855	6.8%	23.04	23.12
2nd Quarter 2011	22,903	0.9%	476,168	1.3%	20.79	21.27

	230,289	9.1%	$4,805,863	12.7%	$20.87	$20.96

(1)
All Properties in Default are located in Orange County, except for 550 South Hope, which is located in the LACBD.  Currently, there are 109,341 square feet available for lease at 550 South Hope, with 18,793 square feet, 55,017 square feet, 52,251 square feet, 22,708 square feet, 63,435 square feet and 244,193 square feet scheduled to expire in 2010, 2011, 2012, 2013, 2014 and thereafter, respectively.

(2)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(3)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(4)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Lease Expirations — MMO Joint Venture Portfolio (1)

	Total Area in			Percentage
	Square Feet	Percentage		of Total	Current	Rent per
	Covered by	of Aggregate	Annualized	Annualized	Rent per	Square Foot
Year	Expiring Leases	Square Feet	Rent	Rent	Square Foot (2)	at Expiration (3)

Available	781,092	20.1%
2010	160,636	4.1%	$3,709,669	5.6%	$23.09	$23.62
2011	431,210	11.1%	8,152,577	12.3%	18.91	19.02
2012	332,381	8.6%	7,161,906	10.8%	21.55	22.13
2013	235,005	6.1%	5,347,552	8.1%	22.76	25.45
2014	831,226	21.4%	18,034,423	27.2%	21.70	24.42
2015	222,931	5.7%	4,195,850	6.3%	18.82	21.84
2016	57,865	1.5%	1,135,233	1.7%	19.62	23.52
2017	21,019	0.6%	420,955	0.6%	20.03	24.94
2018	81,744	2.1%	1,751,440	2.6%	21.43	29.50
2019	–	–	–	–	–	–
Thereafter	726,352	18.7%	16,444,605	24.8%	22.64	29.99

	3,881,461	100.0%	$66,354,210	100.0%	$21.40	$24.68

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2010	73,706	1.9%	$1,512,085	2.3%	$20.52	$20.52
4th Quarter 2010 (4)	86,930	2.2%	2,197,584	3.3%	25.28	25.52
1st Quarter 2011	118,899	3.1%	1,659,894	2.5%	13.96	13.99
2nd Quarter 2011	107,527	2.8%	2,537,329	3.8%	23.60	23.60

	387,062	10.0%	$7,906,892	11.9%	$20.43	$20.49

(1)
The Quintana Campus was placed in receivership in November 2009. Currently, there are 285,101 square feet available for lease at the Quintana Campus, with 75,144 square feet and 54,350 square feet scheduled to expire in 2011 and 2014, respectively.

(2)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(3)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(4)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Leasing Activity — Total Portfolio

	Total Portfolio		Effective Portfolio (1)

	For the		For the
	Three Months Ended		Three Months Ended
	June 30, 2010	% Leased	June 30, 2010	% Leased

Leased Square Feet as of March 31, 2010	13,423,460	81.0%	10,949,107	81.3%
Disposition - 17885 Von Karman	(59,458)		(59,458)
Disposition - Mission City Corporate Center	(154,128)		(154,128)
Revised Leased Square Feet	13,209,874	81.4%	10,735,521	81.9%
Expirations	(510,405)	(3.1)%	(466,823)	(3.6)%
New Leases	225,518	1.3%	202,451	1.5%
Renewals	150,636	0.9%	124,179	0.9%
Leased Square Feet as of June 30, 2010	13,075,623	80.5%	10,595,328	80.7%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$30.45
New / Renewed Rate per Square Foot				$18.76
Percentage Change				(38.4)%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$29.67
New / Renewed Rate per Square Foot				$17.89
Percentage Change				(39.7)%

Weighted Average Lease Term - New (in months)				77
Weighted Average Lease Term - Renewal (in months)				68

__________

(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
Excludes new and renewed leases for spaces with more than twelve months of downtime and early renewals commencing after June 30, 2011.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Leasing Activity — Los Angeles Central Business District

	Total Portfolio		Effective Portfolio (1)

	For the		For the
	Three Months Ended		Three Months Ended
	June 30, 2010	% Leased	June 30, 2010	% Leased

Leased Square Feet as of March 31, 2010, Los Angeles Central Business District	7,607,252	82.7%	6,991,583	83.4%
Expirations	(312,562)	(3.5)%	(312,562)	(3.8)%
New Leases	156,351	1.7%	154,140	1.8%
Renewals	45,283	0.5%	45,283	0.4%
Leased Square Feet as of June 30, 2010, Los Angeles Central Business District	7,496,324	81.4%	6,878,444	81.8%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$31.61
New / Renewed Rate per Square Foot				$19.59
Percentage Change				(38.0)%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$30.85
New / Renewed Rate per Square Foot				$18.46
Percentage Change				(40.2)%

Weighted Average Lease Term - New (in months)				83
Weighted Average Lease Term - Renewal (in months)				79

__________

(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
Excludes new and renewed leases for spaces with more than twelve months of downtime and early renewals commencing after June 30, 2011.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Leasing Activity — Orange County

	Total Portfolio		Effective Portfolio (1)

	For the		For the
	Three Months Ended		Three Months Ended
	June 30, 2010	% Leased	June 30, 2010	% Leased

Leased Square Feet as of March 31, 2010, Orange County	2,668,931	69.0%	2,373,330	71.5%
Disposition - 17885 Von Karman	(59,458)		(59,458)
Revised Leased Square Feet	2,609,473	70.2%	2,313,872	73.0%
Expirations	(136,448)	(3.7)%	(136,448)	(4.3)%
New Leases	39,470	1.1%	39,470	1.3%
Renewals	70,975	1.9%	70,975	2.2%
Leased Square Feet as of June 30, 2010, Orange County	2,583,470	69.5%	2,287,869	72.2%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$19.08
New / Renewed Rate per Square Foot				$9.22
Percentage Change				(51.7)%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$17.94
New / Renewed Rate per Square Foot				$10.39
Percentage Change				(42.1)%

Weighted Average Lease Term - New (in months)				69
Weighted Average Lease Term - Renewal (in months)				62

(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
Excludes new and renewed leases for spaces with more than twelve months of downtime and early renewals commencing after June 30, 2011.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Tenant Improvements and Leasing Commissions (Excluding Properties in Default) (1), (2), (3)

	For the Three Months Ended		For the Year Ended December 31,
	June 30, 2010	March 31, 2010	2009	2008	2007
Renewals (4)
Number of Leases	12	15	79	130	152
Square Feet	52,298	128,017	554,506	664,524	881,406
Tenant Improvement Costs per Square Foot (5)	$2.73	$0.98	$9.09	$13.95	$11.69
Leasing Commission Costs per Square Foot	$9.91	$5.71	$6.11	$5.53	$5.14
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$12.64	$6.69	$15.20	$19.48	$16.83
Costs per Square Foot per Year	$2.00	$2.29	$2.60	$4.36	$3.41

New/Modified Leases (6)
Number of Leases	24	13	83	163	141
Square Feet	160,837	60,832	617,522	1,115,055	893,634
Tenant Improvement Costs per Square Foot (5)	$9.57	$12.34	$19.36	$41.97	$22.89
Leasing Commission Costs per Square Foot	$8.54	$5.28	$6.19	$10.11	$6.52
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$18.11	$17.62	$25.55	$52.08	$29.41
Costs per Square Foot per Year	$2.71	$3.73	$3.73	$5.98	$5.00

Total
Number of Leases	36	28	162	293	293
Square Feet	213,135	188,849	1,172,028	1,779,579	1,775,040
Tenant Improvement Costs per Square Foot (5)	$7.89	$4.64	$14.50	$31.51	$17.33
Leasing Commission Costs per Square Foot	$8.87	$5.57	$6.15	$8.40	$5.84
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$16.76	$10.21	$20.65	$39.91	$23.17
Costs per Square Foot per Year	$2.54	$2.92	$3.24	$5.60	$4.28

(1) Excludes activity related to Properties in Default for the three months ended June 30 and March 31, 2010 and December 31 and September 30, 2009.
(2) Based on leases executed during the period. Excludes leases to related parties, short-term leases less than six months, and leases for raw space.
(3) Tenant improvement and leasing commission information reflects 100% of the consolidated portfolio and 20% of the MMO joint venture properties.
(4) Does not include retained tenants that have relocated to new space or expanded into new space.
(5) Tenant improvements include improvements and lease concessions.
(6) Includes retained tenants that have relocated or expanded into new space and lease modifications.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Historical Capital Expenditures — Office Properties (1)

	For the Three Months Ended		For the Year Ended December 31,
	June 30, 2010	March 31, 2010	2009	2008	2007

Consolidated
Non-recoverable capital expenditures (2)	$77,061	$198,539	$2,952,146	$10,571,743	$11,326,800
Total square feet	12,238,456	12,493,247	12,956,305	15,498,637	16,051,311
Non-recoverable capital expenditures per square foot	$0.01	$0.02	$0.23	$0.68	$0.71

Unconsolidated
Non-recoverable capital expenditures (3)	$24,764	$163,122	$295,925	$220,946	$50,406
Total square feet (4)	710,985	710,985	710,922	635,670	624,674
Non-recoverable capital expenditures per square foot	$0.03	$0.23	$0.42	$0.35	$0.08

Consolidated
Recoverable capital expenditures (5)	$606,870	$810,181	$1,388,207	$1,197,266	$2,857,483
Total square feet	12,238,456	12,493,247	12,956,305	15,498,637	16,051,311
Recoverable capital expenditures per square foot	$0.05	$0.06	$0.11	$0.08	$0.18

Unconsolidated
Recoverable capital expenditures (3), (5)	$–	$4,992	$18,610	$30,524	$5,779
Total square feet (4)	710,985	710,985	710,922	635,670	624,674
Recoverable capital expenditures per square foot	$–	$0.01	$0.03	$0.05	$0.01

(1)
Historical capital expenditures for each period shown reflect properties owned for the entire period. For properties acquired during each period, the capital expenditures will be reflected in the following full period of ownership. For properties sold during each period, the capital expenditures will be excluded for that period. Any capital expenditures incurred during the period of acquisition or disposition will be footnoted separately.

(2)
For 2008, excludes $6.4 million of non-recoverable capital expenditures as a result of discretionary renovation costs of $6.1 million at KPMG Tower and $0.3 million of planned renovation costs at Lantana Media Campus. For 2007, excludes $3.8 million of non-recoverable capital expenditures as a result of discretionary renovation costs of $1.9 million at KPMG Tower and $1.9 million of planned renovation costs at Lantana Media Campus.

(3)	Amount represents our 20% ownership interest in our joint venture with Charter Hall Group.
(4)	The square footages of Cerritos Corporate Center Phases I and II are deducted from the total square feet amount as the tenants pay for all capital expenditures.
(5)
Recoverable capital improvements, such as equipment upgrades, are generally financed through capital leases. The annual amortization, based on each asset’s useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made.  The amounts presented represent the total value of the improvements in the year they are made.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Hotel Performance and Hotel Historical Capital Expenditures

Hotel Performance

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
			Percent			Percent
Westin Hotel, Pasadena, CA	2010	2009	Change	2010	2009	Change

Occupancy	72.4%	72.6%	(0.3)%	72.0%	69.8%	3.2%

Average daily rate	$150.16	$155.69	(3.6)%	$155.45	$161.25	(3.6)%

Revenue per available room (REVPAR)	$108.68	$113.05	(3.9)%	$111.95	$112.50	(0.5)%

Hotel net operating income	$1,412,765	$1,667,515	(15.3)%	$2,902,608	$3,212,508	(9.6)%

Hotel Historical Capital Expenditures

	For the Three Months Ended June 30,		For the Year Ended December 31,
Westin Hotel, Pasadena, CA	2010	2009	2009	2008	2007

Hotel improvements and equipment replacement	$56,804	$251,498	$1,003,384	$699,531	$712,955

Total hotel revenue	$4,955,919	$5,148,478	$20,622,570	$26,615,726	$27,214,156

Hotel improvements as a percentage of hotel revenue	1.1%	4.9%	4.9%	2.6%	2.6%

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Development Pipeline

		As of June 30, 2010
	Location	Developable Square Feet (1)	Structured Parking Square Feet	Type of Planned Development
Unencumbered Development Properties
Los Angeles County
755 South Figueroa	Los Angeles, CA	930,000	266,000	Office
Glendale Center - Phase II	Glendale, CA	264,000	158,000	Mixed Use
Total Los Angeles County		1,194,000	424,000

Orange County
Stadium Tower II	Anaheim, CA	282,000	367,000	Office
Brea Financial Commons/Brea Corporate Place (2)	Brea, CA	550,000	784,000	Office, Mixed Use
500 Orange Center (3)	Orange, CA	900,000	960,000	Office
City Tower II (4)	Orange, CA	465,000	696,000	Office
Total Orange County		2,197,000	2,807,000

San Diego County
San Diego Tech Center (5), (6)	Sorrento Mesa, CA	1,320,000	1,674,000	Office
Total		4,711,000	4,905,000

Development Properties Encumbered by Defaulted Mortgages
Pacific Arts Plaza (7)	Costa Mesa, CA	468,000	260,000	Office
		225,000	-	Residential (8)
2600 Michelson (9)	Irvine, CA	270,000	154,000	Office
Total		963,000	414,000

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

 Development Pipeline (continued)

(1)	The developable square feet presented represents the office, retail, hotel and residential footages that we estimate can be developed on the referenced property.
(2)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under current zoning and capacity considerations for the site still under planning review.

(3)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under current zoning.  Approximately 60,000 square feet of the estimated development potential will require the consolidation of an adjacent remnant parcel in cooperation with the City of Orange.

(4)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under a Conditional Use Permit obtained for the property in 2001, which has since expired.

(5)	Land held for development was not contributed to the MMO joint venture.
(6)	The third phase contemplates the demolition of 120,000 square feet of existing space.
(7)	This property is currently in receivership, along with the Pacific Arts Plaza office building.
(8)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the construction of 180 residential units as contemplated under a Program EIR completed by the City of Costa Mesa for this and other surrounding properties.  This residential development would replace an existing 67,450 square foot office building at Pacific Arts Plaza.

(9)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on an allocation of excess trips reserved from our disposition of Inwood Park, which we have been in discussion with the City of Irvine over securing, and the potential utilization of excess trips from our other assets in the Irvine Business Complex (i.e., Park Place).  This property is currently in receivership, along with the 2600 Michelson office building.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Management Statements on Non–GAAP Supplemental Measures

Funds from Operations:

Fund from Operations, or FFO, is a widely recognized measure of REIT performance.  We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT.  FFO represents net (loss) income (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding gains from disposition of property (but including impairments and provisions for losses on property held for sale), plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements).  Adjustments for our unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of our performance is limited.  Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO.  As a result, FFO should be considered only as a supplement to net (loss) income as a measure of our performance.  FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions.  FFO also should not be used as a supplement to or substitute for cash flows from operating activities (as computed in accordance with GAAP).

FFO before specified items:

Management also uses FFO before specified items as a supplemental performance measure because losses from early extinguishment of debt, default interest, the impairment of long-lived assets and gains on settlement of debt create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Management Statements on Non–GAAP Supplemental Measures (continued)

FFO before specified items: (continued)

During the third quarter of 2009, we announced a plan to cease funding cash shortfalls at certain properties.  As a result, six special purpose property-owning subsidiaries were in default on their mortgage loans: Stadium Towers in Central Orange County, Park Place II in Irvine (which was disposed of in July 2009), 2600 Michelson in Irvine, Pacific Arts Plaza in Costa Mesa, 550 South Hope in Downtown Los Angeles, and 500 Orange Tower in Central Orange County.  We are accruing interest on the defaulted mortgage loans at the default rate per the applicable loan agreements.  We have excluded default interest accrued on Properties in Default as well as the writeoff of deferred financing costs related to the mortgage loans on these properties from the calculation of FFO before specified items since these charges are a direct result of management’s decision to dispose of property other than by sale.  Management views these charges as costs to complete the disposition of the related properties.

Impairment of long-lived assets represents charges taken to write down depreciable real estate assets to fair value estimated when events or changes in circumstances indicate that the carrying amount may not be recoverable.  In some instances, the disposition of properties impaired in prior periods may result in a gain on settlement of debt at the time of disposition.  Per the NAREIT definition of FFO, gains from property dispositions are excluded from the calculation of FFO; however, impairment losses are required to be included.  Management excludes gains on disposal, impairment losses and gains on settlement of debt from the calculation of FFO before specified items because they relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.

Adjusted Funds from Operations:

We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing and development payroll and interest expense, (iii) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (iv) regular principal payments required to service our debt, and (v) 2nd generation tenant improvements and leasing commissions.  Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities.  We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited.  Additionally, other Equity REITs may not calculate AFFO using the method we do.  As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO.  AFFO should be considered only as a supplement to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Management Statements on Non–GAAP Supplemental Measures (continued)

EBITDA:

Management uses EBITDA as an indicator of our ability to incur and service debt.  We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges.  In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs.  However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited.  Accordingly, EBITDA should not be considered an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.  EBITDA should not be considered as an alternative to net income as an indicator of our operating performance.  Other Equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not be comparable to such other Equity REITs’ EBITDA.

Adjusted EBITDA:

Management also uses Adjusted EBITDA as a supplemental performance measure because losses from early extinguishment of debt, the impairment of long-lived assets and gains on settlement of debt create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Impairment of long-lived assets represents charges taken to write down depreciable real estate assets to fair value estimated when events or changes in circumstances indicate that the carrying amount may not be recoverable. In some instances, the disposition of properties impaired in prior periods may result in a gain on settlement of debt at the time of disposition.  Management excludes gains on disposal, impairment losses and gains on settlement of debt from the calculation of Adjusted EBITDA because they relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the earnings generated by our ongoing business operations.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2010

Management Statements on Non–GAAP Supplemental Measures (continued)

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures.  Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income.  In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments.  However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure.  Accordingly, our interest coverage ratio should not be considered as an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.